EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Reliant Service Inc. (the “Company”) on Form 10-K for the year ended July 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Zhu Ming, Principal Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 20, 2018	By:	/s/ Zhu Ming
	Name:	Zhu Ming
	Title:	President, CEO, CFO, Treasurer, Secretary, Director